Exhibit n.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated March 15, 2004, relating to the financial statements which appears in the December 31, 2003 Annual Report to Medallion Financial Corp., which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/  PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

New York, NY

August 1, 2006